                                                                   EXHIBIT 10(c)

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated January 26, 2002 for Canada Life of America Variable Annuity Account 2 and March 12, 2002 for Canada Life Insurance Company of America in Post-Effective Amendment No. 15 to the Registration Statement (Form N-4 Nos. 33-55890 and 811-7350) and related Prospectus of Canada Life of America Variable Annuity Account 2 dated May 1, 2002.

                                                      /s/ Ernst & Young LLP
                                                      ---------------------

Atlanta, Georgia
April 29, 2002